UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay, Dublin 2, Ireland D02 R296

(Address of principal executive offices)

Registrant’s telephone number, including area code: + 353 1 232 2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2026, STERIS plc (the “Company”) and Michael J. Tokich, the Company’s former Chief Financial Officer, entered into an amendment (the “Amendment”) to the Transition Agreement, dated August 5, 2025, between the Company and Mr. Tokich (the “Agreement”).

In general, the Agreement governs the compensation and benefits that Mr. Tokich receives for his post-executive employment with the Company. Pursuant to the Amendment, Mr. Tokich’s employment with the Company as a senior financial advisor will be extended on a part-time basis from April 1, 2026 through March 31, 2027 (the “Extended Advisor Period”). The Amendment also provides that, during the Extended Advisor Period, Mr. Tokich’s annual base salary will be reduced to $60,000, Mr. Tokich will be eligible for a cash bonus at the discretion of the Company’s Chief Executive Officer, subject to the approval of the Compensation and Organization Development Committee, and Mr. Tokich will no longer be entitled to benefits under the Company’s health and dental plans as well as any life insurance, vacation, disability or other employee benefit plans or programs. Except as described above, the other terms in the Agreement will continue to be in effect through the Extended Advisor Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary

Dated: April 6, 2026